UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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AMERIVEST PROPERTIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

CONTACT:
Becky Nichols	1780 South Bellaire Street	Listed: AMEX
Investor Relations (Ext. 104)	Suite 100	Trading Symbol: AMV
beckyn@amvproperties.com	Denver, CO 80222	www.amvproperties.com
Fax: (303) 296-7353

AMERIVEST PROPERTIES RECEIVES LETTER OF INTEREST IN PORTFOLIO

DENVER, CO, February 21, 2006 — AmeriVest Properties Inc. (AMEX: AMV), a real estate investment trust serving small to medium size office tenants, announced today that it has received a letter of interest for the acquisition of the entire AmeriVest portfolio from Lincoln Property Company Commercial, Inc., a Dallas based institutional real estate investor.  AmeriVest recently announced that its Board of Directors had voted to adopt a plan of liquidation, which plan is subject to approval by the Company’s shareholders.  The Company is currently working with Trammell Crow Company, its broker, to prepare offering materials for all of its properties as part of a comprehensive marketing process.  The letter from Lincoln states that it “would consider investing a range of $130 to $150 million of equity above your estimated current loan balances of approximately $126 million.”   Lincoln indicated that this range was based on analysis of public information and has requested additional information from the Company to perform a more thorough analysis.  The Company currently has approximately $127.5 million of outstanding indebtedness.

Charles Knight, CEO of AmeriVest stated “We appreciate Lincoln’s interest in our portfolio.  We have received and expect to receive many more indications of interest as a result of our Board’s recent adoption of a liquidation plan. We intend to achieve the highest value reasonably attainable for our shareholders in an expeditious manner; however, we must caution that until a prospective purchaser has completed their due diligence and a definitive purchase and sale agreement with respect to one or more of the Company’s properties has been signed there is no agreement on value.    We have contacted Lincoln and have directed our broker, Trammell Crow Company, to provide them and all other interested parties with all requested information on the portfolio as soon as that information has been collected.”

The Company is providing this information under Regulation FD because the Company was made aware that the information contained in the letter from Lincoln was also provided selectively by Lincoln to certain shareholders of the Company.  The Company does not expect to provide information on other non-binding indications of interest in the future unless otherwise required.”

Company Information

AmeriVest Properties Inc., with its principal office in Denver, Colorado, provides Smart Space for Small Business™ in Denver, Phoenix, and Dallas through the acquisition, repositioning and operation of multi-tenant office buildings in those markets.  To receive AmeriVest’s latest news and information, visit our website at www.amvproperties.com.

Additional Information about the Plan of Liquidation and Where to Find It

In connection with the proposed Plan, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement.  INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN.  The proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Becky Nichols, AmeriVest Investor Relations at beckyn@amvproperties.com or (303) 297-1800 (Ext. 104) or accessing the Company’s website at www.amvproperties.com.  Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Plan.

Proxies may be solicited on behalf of the Company by members of its Board of Directors and executive officers. Information about such persons can be found in the Company’s proxy statement relating to its 2005 Annual Meeting of Stockholders, which was filed with the SEC on May 19, 2005 and may be obtained free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.amvproperties.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In addition to historical information, this press release contains forward-looking statements and information under federal securities laws.  These statements are based on expectations, estimates and projections about the industry and markets in which AmeriVest operates, management’s beliefs and assumptions made by management.  While AmeriVest management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control.  As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release.  In particular, the factors that could cause actual operating results to differ materially include, without limitation, continued qualification as a real estate investment trust, the effects of general and local economic and market conditions, competition, regulatory changes, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, development and construction costs, insurance risks, the costs and availability of financing, potential liability relating to environmental matters and liquidity of real estate investments and other risks and uncertainties detailed in AmeriVest’s 2004 Annual Report on Form 10-K and from time to time in the Company’s filings with the Securities and Exchange Commission.